                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-39642, 333-68032 and 333-81334) and Form S-8 (File Nos. 333-62891, 333-63430, 333-76254, 333-86161, 333-100814 and
333-104601) of Amkor Technology, Inc. of our report dated January 28, 2004, relating to the financial statements and financial statement schedule, which appears in Amkor Technology Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
March 4, 2004

                                       108